Terex Announces Fourth Quarter and Year-End 2020 Financial Results Conference Call

NORWALK, CT, January 12, 2021 - Terex Corporation (NYSE: TEX) will host a conference call to review its fourth quarter and year-end 2020 financial results on Friday, February 12, 2021 at 9:00 a.m. Eastern Time. John L. Garrison, Jr., Chairman, President and Chief Executive Officer, will lead the call.

The Company’s financial results will be issued and available at https://investors.terex.com after the market close on Thursday, February 11, 2021.

Participants are encouraged to access the webcast 15 minutes prior to the starting time. The webcast will be available for replay at https://investors.terex.com

About Terex:
Terex Corporation is a global manufacturer of aerial work platforms and materials processing machinery. The Company designs, builds, and supports products used in construction, maintenance, manufacturing, energy, minerals and materials management applications. The Company’s products are manufactured in North and South America, Europe, Australia, and Asia and sold worldwide. The Company engages with customers through all stages of the product life cycle, from initial specification and financing to parts and service support.

Contact Information:
Terex Corporation
Randy Wilson
Director, Investor Relations
(203) 221-5415
randy.wilson@terex.com

Source: Terex Corporation